EXHIBIT 23.3.2

                        Consent of KPMG Peat Marwick LLP





The Board of Directors
Federal Agricultural Mortgage Corporation

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.

Our report dated February 12, 1996,  except as to Note 11, which is of March 14,
1996,  contains  an  explanatory   paragraph  regarding  regulatory  capital  as
discussed in Note 3 to the December 31, 1995 financial statements.


                                          /s/ KPMG Peat Marwick

Washington, D.C.
November 21, 1996